EXHIBIT 4.5


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                                                                     EXHIBIT 4.5

                               PACIFIC ENTERPRISES



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                           EMPLOYEE STOCK OPTION PLAN

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     (amended and restated as the Sempra Energy Employee Stock Option Plan)

                                        I

                                     PURPOSE

                  The purpose of this Plan is to further the growth and development of Sempra Energy (the "Company") by strengthening the ability of the Company to attract and retain outstanding employees upon whose judgment, initiative and efforts the continued success of the Company is dependent, by providing employees with additional incentives for high levels of performance and by increasing the commonality of interests of employees and the Company's shareholders. This Plan seeks to accomplish these purposes by providing employees with a proprietary interest in the Company through the grant of stock options to purchase shares of the Company's Common Stock.

                                       II

                                 ADMINISTRATION

                  This Plan shall be administered by the Compensation Committee of the Company's Board of Directors.

                  The Compensation Committee shall, subject to the express provisions of this Plan, have full and final authority in its sole discretion:


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                        (a) To grant stock options to persons eligible for
                  selection to participate in this Plan provided that no employee may be granted in any calendar year stock options to purchase more than an aggregate of 112,785 shares of the Company's Common Stock;

                        (b) To determine the terms and conditions (which need
                  not be identical) of each stock option;

                           (c) To modify or amend any stock option granted under
                  this Plan (except to reduce the option price thereof or increase the number of shares subject thereto, other than as required or permitted pursuant to Article IV of this Plan) or waive any restrictions or conditions applicable thereto or to the exercise thereof, provided that an optionee's rights may not be adversely affected in any material respect without the consent of the optionee;

                        (d) To construe and interpret this Plan and any related
                  stock option and define the terms employed herein and therein;

                        (e) To prescribe, amend and rescind rules, regulations
                  and policies for the administration of this Plan; and

                        (f) To make all other determinations necessary or
                  advisable with respect to this Plan and any stock option granted hereunder. The Compensation Committee, in its sole discretion and upon such terms and conditions as it may prescribe, may designate one or more officers or a committee of officers of the Company or its subsidiaries to exercise any or all of the foregoing authority of the Compensation Committee except authority with respect to the grant of stock options to, or stock


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options held by, any person who, at the time such authority is exercised, is subject to Section 16 of the Securities Act of 1934 in respect of equity securities of the Company.

                  No member of the Board of Directors or the Compensation Committee or agent or designee thereof will be liable for any action or inaction in respect of this Plan or any stock option granted under this Plan.

                                       III

                                  PARTICIPATION

                  Officers and other employees of the Company or any of its subsidiaries (any corporation of which 50% or more of the issued and outstanding stock having ordinary voting rights is owned directly or indirectly by the Company or any other business entity or association of which 50% or more of the outstanding equity interest is so owned) shall be eligible for selection to participate in this Plan. Directors who are not also employees of the Company or its subsidiaries shall not be eligible for selection to participate in this Plan.

                                       IV

                         SHARES SUBJECT TO STOCK OPTIONS

                  Stock options granted under this Plan shall be for the purchase of shares of Common Stock of the Company. The maximum number of shares as to which stock options may be granted under this Plan during 1998 shall be 1,251,723 shares. During each subsequent year the maximum number of shares as to which stock options may be granted under this Plan shall be a number of shares equal to 1% of the number of shares of the Company's Common Stock outstanding at the beginning of such year. If any stock option granted under this Plan shall for any reason expire or terminate during the year in which it is granted without having been


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exercised in full, then any unexercised shares which were subject to such option shall again be available for the grant of stock options under this Plan during such year.

                  If the outstanding shares of the Company's Common Stock are increased or decreased as a result of split-up or consolidation thereof, stock dividend thereon or a similar transaction, or are changed into or exchanged for a different number or kind of securities as a result of a reclassification or recapitalization or of a reorganization, merger or consolidation then, in each such case, an appropriate and proportionate adjustment shall be made in the number and the kind of securities as to which stock options may be granted under this Plan and to any employee. A corresponding adjustment shall likewise be made in the number and kind of securities to which stock options then outstanding shall relate. Any such adjustment, however, in an outstanding stock option shall be made without change in the total purchase price applicable to the securities to which such stock option relates but with a corresponding adjustment in the option price for each such security.

                                        V

                             TERMS OF STOCK OPTIONS

                  Each stock option granted under this Plan shall be subject to the following terms and conditions:

                  (a) Option Price. The option price of each share purchasable upon exercise of a stock option shall be determined by the Compensation Committee but shall be not less than 100% of the fair market value of the shares subject to the stock option on the date the stock option is granted. Unless a higher option price is specified by the Compensation Committee, the


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option price of each share purchasable upon exercise of a stock option shall be
100% of the fair market value on the date the stock option is granted.

                  (b) Option Term. The term of each stock option shall be determined by the Compensation Committee. Unless a different term is specified by the Compensation Committee, the term of a stock option shall be for ten years from the date the stock option is granted.

                  (c) Exercisability. Each stock option shall be exercisable either immediately or at such time or times as may be determined by the Compensation Committee. Unless a different determination is specified by the Compensation Committee, a stock option shall become and remain exercisable in cumulative installments of 20% of the shares originally subject thereto on each of the first five anniversaries of the date the stock option is granted.

                  (d) Dividend Equivalents. Each stock option may provide for the payment upon the exercise of the stock option of dividend equivalents (the amount of dividends that would have been paid on the shares as to which a stock option is exercised had the shares been outstanding from the date the stock option was granted) as may be determined by the Compensation Committee. Unless a different determination is specified by the Compensation Committee, full dividend equivalents shall be paid by the Company in cash to the employee upon the exercise of a stock option.

                  (e) Termination of Employment. Each option shall expire at such times following the optionee's termination of employment with the Company and its subsidiaries as may be determined by the Compensation Committee. Unless a different determination is specified by the Compensation Committee:

                        (1) Upon the termination of employment by reason of the
                  retirement by the optionee after having attained age 60, a stock option shall expire on the earlier


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                  of (a) three years from the date of retirement or (b) the date on which it would otherwise have expired, and during that period shall be exercisable only as to the shares as to which it was exercisable on the last day of employment.

                        (2) Upon the termination of employment by reason of the
                  death of the optionee, a stock option shall expire on the earlier of (a) three years from the date of the employee's death or (b) the date on which it would otherwise have expired, and during that period shall be exercisable only as to the shares as to which it was exercisable on the last day of employment.

                        (3) Upon the termination of employment for any other
                  reason, a stock option shall expire on the earlier of (a) three months from the date of termination of employment or (b) the date on which it would otherwise have expired, and during that period shall be exercisable only as to the shares as to which it was exercisable on the last day of employment. (f) Non-Transferability. Each stock option shall be non-transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

                  (g) Additional Terms and Conditions. Each stock option shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as may be determined by the Compensation Committee including, without limitation, provisions for increases in the option price or changes in the term of the stock option, individual or corporate performance conditions to the exercisability of the stock option or the payment of dividend equivalents and limitations on amounts payable as dividend equivalents.


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                                       VI

                                CHANGE IN CONTROL

                  Upon the occurrence of a change in control of the Company, any time periods relating to the exercise of any stock option granted under this Plan and held by any optionee who is an employee of the Company or its subsidiaries at the time of the change of control shall be accelerated and any conditions to exercise thereof shall immediately terminate so that immediately upon the change in control the stock option thereafter may be exercised at any time or from time to time in whole or in part as to all shares remaining subject to the stock option until the expiration date thereof.

                  The Compensation Committee may make such further provisions with respect to a change in control of the Company as it shall deem equitable and in the best interests of the Company. Such provision may be made in any stock option granted under this Plan or any agreement relating thereto, by amendment or supplement to any such stock option or agreement, or by resolution of the Compensation Committee.

                  The phrase "change in control of the Company" shall have such meaning as from time to time ascribed thereto by the Compensation Committee and set forth in any stock option granted under this Plan or any agreement relating thereto or by any amendment or supplement to any such stock option or agreement, or by resolution of the Compensation Committee; provided, however, that notwithstanding the foregoing, a "change in control of the Company" shall be deemed to have occurred if:

                        (i) Any person is or becomes the beneficial owner,
                  directly or indirectly, of securities of the Company (not including in the securities beneficially owned by


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                  such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

                        (ii) During any period of three consecutive years, the
                  following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who at the beginning of such three-year period constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such three-year period or whose appointment, election or nomination for election was previously so approved or recommended; or

                        (iii) There is consummated a merger or consolidation of
                  the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an


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                  employee benefit plan of the Company or its subsidiaries, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
                  (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

                        (iv) The shareholders of the Company approve a plan of
                  complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         Notwithstanding the foregoing, no event or transaction which would otherwise constitute a change of control under clauses (i) through (iv) shall constitute a change of control for purposes of any stock option if effected in connection with either (a) the currently pending business combination of the Company and Enova Corporation or (b) any other substantially similar business combination of the Company and Enova Corporation that is effected on or prior to


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December 31, 1999. In addition, any event or transaction which would otherwise constitute a change in control under clauses (i) through (iv) shall not constitute a change of control for purposes of any stock option granted to an individual who in connection with the event or transaction participates as an equity investor in the acquiring entity or any of its affiliates. For purposes of the preceding sentence, an individual shall not be deemed to have participated as an equity investor in the acquiring entity or any of its affiliates by virtue of (a) obtaining beneficial ownership of any equity interest in the acquiring entity or any of its affiliates as a result of the grant to the individual of an incentive compensation award under one or more incentive plans of the acquiring entity or any of its affiliates (including, but not limited to, the conversion in connection with such event or transaction of incentive compensation awards of the Company or its subsidiaries into incentive compensation awards of the acquiring entity or any of its affiliates), on terms and conditions substantially equivalent to those applicable to other executives of the Company or its subsidiaries immediately prior to such event or transaction, after taking into account normal differences attributable to job responsibilities, title and the like, (b) obtaining beneficial ownership of any equity interest in the acquiring entity or any of its affiliates on terms and conditions substantially equivalent to those obtained in such transaction by all other shareholders of the Company, or (c) having previously obtained beneficial ownership of any equity interest in the acquiring entity or any of its affiliates in a manner unrelated to such event or transaction.

                  For purposes of this Article VI, the following definitions shall be applicable:

                        (i) "affiliate" shall have the meaning set forth in Rule
                  12b-2 promulgated under Section 12 of the Exchange Act.


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                        (ii) "beneficial owner" shall have the meaning set forth
                  in Rule 13d-3 under the Exchange Act.

                        (iii) "Exchange Act" shall mean the Securities Exchange
                  Act of 1934, as amended from time to time.

                        (iv) "person" shall have the meaning set forth in
                  Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates,
                  (c) an underwriter temporarily holding securities pursuant to an offering of such securities, (d) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-l(b) under the Exchange Act.

                  With respect to stock options granted under the Plan from and after (but not before) the completion of business combination of Pacific Enterprises and Enova Corporation in which the two corporations became subsidiaries of the Company (the "Effective Time"), the text of this Article VI shall read as follows:

                  In the event of a Change in Control, all stock options then outstanding shall automatically become fully vested and exercisable as of the date of the Change in Control. In addition to the foregoing, in the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the surviving corporation (the "Surviving Entity") or (B) becomes a wholly-owned subsidiary of the Surviving Entity or any corporation which is a parent corporation thereof (within the meaning of Section


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424(d) of the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder), each outstanding stock option granted under this Plan and not exercised (a "Predecessor Option") will be converted into an option (a "Replacement Option") to acquire common stock of the Surviving Entity or its parent corporation, which Replacement Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices. Notwithstanding the foregoing, in the event of a Change in Control, the Compensation Committee expressly reserves the discretion to cancel all outstanding stock options effective as of the date of the Change in Control, in exchange for a cash payment to be made to each option holder within five business days following the Change in Control in an amount equal to the excess of the fair market value of the Company's Common Stock on the date of the Change in Control over the exercise price of each such stock option, multiplied by the number of shares that are subject to such option. Notwithstanding the foregoing, in the event that the Company becomes a party to a transaction that is intended to qualify for "pooling of interests" accounting treatment and, but for one or more of the provisions of this Plan or any stock option would so qualify, then this Plan and any stock option shall be interpreted so as to preserve such accounting treatment, and to the extent that any provision of the Plan or any stock option would disqualify the transaction from pooling of interests accounting treatment (including, if applicable, an entire stock option), then such provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the Company's consummation of such transaction.


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                  For purposes of the foregoing, a "Change in Control" shall be deemed to have occurred when:

                        (i) Any Person is or becomes the beneficial owner (as
                  that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

                        (ii) The following individuals cease for any reason to
                  constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                        (iii) There is consummated a merger or consolidation of
                  the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or


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                  any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by any Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

                        (iv) The shareholders of the Company approve a plan of
                  complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  For purposes of the foregoing definition of "Change in Control," the term "Person" means any person, entity, or "group" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder (the "Exchange Act"), except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates (as defined in Rule 12b-2


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promulgated under the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

                                       VII

                       TERMINATION OF 1988 INCENTIVE PLAN

                  Upon the approval of this Plan by shareholders of the Company, the Company's Stock Incentive Plan approved by the Company's Board of Directors and shareholders in 1988 shall terminate as to the grant of additional incentive awards.

                                      VIII

                               GENERAL PROVISIONS

                  (a) Nothing in this Plan or in related agreement will confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of any employee at any time with or without cause.

                  (b) No employee (individually or as a member of a group) and no beneficiary or other person claiming under or through such employee will have any right, title, or interest in or to any shares allocated or reserved under this Plan or subject to any stock option except as to such shares, if any, that have been issued to such employee.

                  (c) The Company may make such provisions as it deems appropriate to withhold any taxes which it determines it is required to withhold in connection with the exercise of any stock option.


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                  (d) No stock option and no right under this Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to a stock option in the event of death of the employee granted the stock option.

                  (e) No shares will be issued under this Plan or any stock option granted under this Plan unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the shares may be listed, have been fully met.

                  (f) In the event that any member of the Compensation Committee shall fail to be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, the Board of Directors of the Company may appoint a committee of two or more directors, each of whom shall be a disinterested director and an outside director, to administer this Plan and, upon such appointment, such committee shall become the administrator of this Plan and shall succeed to all of the authority vested in the Compensation Committee by this Plan.

                                       IX

                            AMENDMENT AND TERMINATION

                  The Board of Directors of the Company may at any time, suspend, amend, modify or terminate this Plan, provided that no amendment or modification shall become effective which, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, would:

                        (i) materially increase the benefits accruing to
                  participants in this Plan,


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                        (ii) materially increase the number of shares which may
                  be issued under this Plan, or

                        (iii) materially modify the requirements as to
                  eligibility for participation in this Plan,

unless approved by the affirmative vote of the holders of a majority of the Company's shares present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law. No such suspension, amendment, modification or termination of this Plan shall alter or impair any rights or obligations under any stock option theretofore granted under this Plan.

                                        X

                                 EFFECTIVE DATE

                  This Plan shall be effective upon the adoption thereof by the Board of Directors of the Company subject to approval by the affirmative vote of the holders of a majority of the Company's shares present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the laws of the State of California within twelve months following the date of the adoption of this Plan by the Board of Directors of the Company. Any stock option granted under this Plan prior to such approval shall be granted subject to such approval being so obtained.